UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	April 23, 2015

WORTHINGTON INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Ohio	1-8399	31-1189815
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Old Wilson Bridge Road, Columbus, Ohio		43085
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:                   (614) 438-3210

                                                                 Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On April 23, 2015, Worthington Industries, Inc. (the “Registrant”) amended and restated its five-year, revolving credit facility, increasing the commitments under the facility by $75.0 million, to a total of $500.0 million.  The final maturity of the credit facility was also extended by three years to April 2020.  The Amended and Restated Credit Agreement (the “Amended and Restated Credit Agreement”) among the Registrant, as a Borrower; Worthington Industries International S.à r.l., as a Borrower (“LuxCo”); PNC Bank, National Association, as a Lender, the Swingline Lender, an Issuing Bank and Administrative Agent; JPMorgan Chase Bank, N.A., as a Lender, an Issuing Bank and Syndication Agent; Bank of America, N.A.; U.S. Bank National Association; Wells Fargo Bank, National Association; Branch Banking and Trust Company; Fifth Third Bank; The Huntington National Bank; The Northern Trust Company; and Credit Suisse AG, Cayman Islands Branch, as Lenders (collectively with PNC Bank, National Association and JPMorgan Chase Bank, N.A., the “Lenders”); and Citizens Bank of Pennsylvania, as a Departing Lender; with Bank of America, N.A., U.S. Bank National Association and Wells Fargo Bank, National Association serving as Co-Documentation Agents and J.P. Morgan Securities LLC and PNC Capital Markets LLC serving as Joint Bookrunners and Joint Lead Arrangers.

PNC Bank, National Association served as an issuing bank, swingline lender and administrative agent prior to the amendment and restatement and continues to serve in those capacities under the Amended and Restated Credit Agreement.  JPMorgan Chase Bank, N.A. served as an issuing bank and syndication agent prior to the amendment and restatement and continues to serve in those capacities under the Amended and Restated Credit Agreement.  PNC Capital Markets LLC served as a joint lead arranger prior to the amendment and restatement and continues to serve in that capacity under the Amended and Restated Credit Agreement. U.S. Bank National Association and Wells Fargo Bank, National Association served as co-documentation agents prior to the amendment and restatement and continue to serve in that capacity under the Amended and Restated Credit Agreement. Each of the Lenders under the Amended and Restated Credit Agreement had also been a lender prior to the amendment and restatement.  In addition, certain of the Lenders under the Amended and Restated Credit Agreement provide other banking services not specifically outlined in the Amended and Restated Credit Agreement to the Registrant, its subsidiaries (including LuxCo) and their joint ventures, in the ordinary course of their respective businesses.

Availability under Commitments

The Amended and Restated Credit Agreement represents a syndicated unsecured revolving credit facility under which aggregate revolving credit commitments of $500 million will be available in U.S. Dollars and certain other currencies. In addition, the Registrant may from time to time elect to increase the aggregate revolving credit commitments or enter into one or more tranches of term loans in each case, subject to the consent of the Lenders who elect to make such loans), in minimum increments of $10,000,000, so long as, after giving effect thereto, the aggregate amount of such increases and all such incremental term loans does not exceed $200,000,000.

In addition to LuxCo, the Registrant may also from time to time request that a foreign subsidiary of the Registrant be added to the Amended and Restated Credit Agreement as an additional borrower with the ability to request and receive loans from the Lenders. However, no more than five such requests may be made during the term of the Amended and Restated Credit Agreement.

As of April 23, 2015, prior to its amendment and restatement, the existing Credit Agreement provided for $425 million of availability.

Maturity Date

The existing Credit Agreement had been due to mature on May 4, 2017.  The Amended and Restated Credit Agreement provides for a maturity date of April 23, 2020.

Use of Proceeds

The proceeds of the Amended and Restated Credit Agreement may be used to repay existing indebtedness and for working capital and other general corporate purposes, including capital expenditures and acquisitions.  As of the close of business on April 23, 2015, the Registrant had borrowed $64,850,000 under the Amended and Restated Credit Agreement.

Letters of Credit

The Amended and Restated Credit Agreement provides that up to $50 million of the available commitments may be used for letters of credit for the benefit of the Registrant. On April 23, 2015, the Registrant had no outstanding letters of credit issued under the Amended and Restated Credit Agreement.

Borrowing Options

The Amended and Restated Credit Agreement has several borrowing options: (i) ABR Borrowings, which may only be made in U.S. Dollars and bear interest at a rate determined by reference to the Alternate Base Rate described below; and (ii) Eurocurrency Borrowings, which may be made in U.S. Dollars, euros, Pounds Sterling and other agreed upon currencies and bear interest at a rate determined by reference to the Adjusted LIBO Rate (as defined in the Amended and Restated Credit Agreement).  A margin is added to each of the Alternate Base Rate and the Adjusted LIBO Rate, the amount of which is determined by the then current ratings by Standard & Poor’s Ratings Services (“S&P”), Moody’s Investors Service, Inc. (“Moody’s”) and/or Fitch, Inc. (“Fitch”) in respect of the Registrant’s senior unsecured long-term debt securities. The Alternate Base Rate is a floating per annum rate equal to the highest of (a) the Federal Funds Open Rate plus 0.50%, (b) the Prime Rate of PNC Bank, National Association, and (c) the Daily LIBOR Rate plus 1.00% (as each such term is defined in the Amended and Restated Credit Agreement).

Swingline Loans

As Swingline Lender, PNC Bank, National Association may make swingline loans to the Registrant in an aggregate principal amount not to exceed $40 million. Swingline loans will bear interest at an interest rate agreed upon by the Registrant and PNC Bank, National Association.

Facility Fees

The Registrant agreed to pay a facility fee on the commitments of the lenders under the Amended and Restated Credit Agreement at a rate based on the then current S&P, Moody’s and/or Fitch ratings in respect of the Registrant’s senior unsecured long-term debt securities.  As of April 23, 2015, the annual facility fee rate was 15 basis points.

Covenants; Events of Default

The terms of the Amended and Restated Credit Agreement provide for customary representations and warranties, affirmative covenants and negative covenants of and on the Registrant and its subsidiaries, subject to negotiated carve-outs, all as provided in the Amended and Restated Credit Agreement.

The Amended and Restated Credit Agreement requires that the ratio (the “interest coverage ratio”), for the Registrant and its subsidiaries on a consolidated basis, of (i) Consolidated EBITDA (as defined in the Amended and Restated Credit Agreement) for four consecutive fiscal quarters, taken as a single accounting period, to (ii) Consolidated Interest Expense (as defined in the Amended and Restated Credit Agreement) for such period, not be less than 3.25 to 1.00 at the end of any fiscal quarter.  In addition, the Amended and Restated Credit Agreement requires that the ratio, for the Registrant and its subsidiaries on a consolidated basis, of (a) Consolidated Indebtedness (as defined in the Amended and Restated Credit Agreement) to (b) Consolidated Indebtedness (as defined in the Amended and Restated Credit Agreement) plus Consolidated Net Worth (as defined in the Amended and Restated Credit Agreement), not be greater than 60% at the end of any fiscal quarter.

The terms of the Amended and Restated Credit Agreement include customary events of default such as payment defaults; material inaccuracies in representations or warranties; covenant defaults; bankruptcy, insolvency or occurrence of similar events; cross-defaults to other material indebtedness; uninsured material judgments; the occurrence of a defined change of control of Registrant, LuxCo or another foreign subsidiary of the Registrant which becomes a borrower under the Amended and Restated Credit Agreement; and material ERISA events. Upon the occurrence and during the continuation of an event of default, the Lenders may, among other things, terminate their commitments under the Amended and Restated Credit Agreement and declare any of the then outstanding loans or letter of credit obligations to be due and payable immediately.

The foregoing description of the Amended and Restated Credit Agreement is qualified in its entirety by reference to the full and complete terms of the Amended and Restated Credit Agreement, which is included as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03.   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Please see the description in “Item 1.01. Entry into a Material Definitive Agreement” of this Current Report on Form 8-K, related to the Amended and Restated Credit Agreement entered into on April 23, 2015, which description is incorporated herein by reference.

Item 8.01.  Other Events

On April 23, 2015, the Registrant issued a news release announcing that it had entered into the Amended and Restated Credit Agreement, a $500 million five-year revolving credit facility.  The news release is included as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(a)-(c)     Not applicable.

(d)           Exhibits:

Exhibit No.   Description

4.1
Amended and Restated Credit Agreement, dated as of April 23, 2015, among Worthington Industries, Inc., as a Borrower; Worthington Industries International S.à r.l., as a Borrower;  PNC Bank, National Association, as a Lender, the Swingline Lender, an Issuing Bank and Administrative Agent; JPMorgan Chase Bank, N.A., as a Lender, an Issuing Bank and Syndication Agent; Bank of America, N.A.; U.S. Bank National Association; Wells Fargo Bank, National Association; Branch Banking and Trust Company; Fifth Third Bank; The Huntington National Bank; The Northern Trust Company; and Credit Suisse AG, Cayman Islands Branch, as Lenders (collectively with PNC Bank, National Association and JPMorgan Chase Bank, N.A., the “Lenders”); and Citizens Bank of Pennsylvania, as a Departing Lender; with Bank of America, N.A., U.S. Bank National Association and Wells Fargo Bank, National Association serving as Co-Documentation Agents; and J.P. Morgan Securities LLC and PNC Capital Markets LLC serving as Joint Bookrunners and Joint Lead Arrangers

99.1	News Release issued by Worthington Industries, Inc. on April 23, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORTHINGTON INDUSTRIES, INC.

Date:  April 28, 2015

By:  /s/Dale T. Brinkman
Dale T. Brinkman, Vice President-
Administration, General Counsel and Secretary